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                                                                      Exhibit 23




                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


To the Participants and Plan Administrator
CompuCom Systems, Inc. 401(k) Matched Savings Plan:


We consent to the incorporation by reference in Registration Statements
(No. 33-30056 No. 33-30175, No. 33-43275 and No. 33-76382) on Form S-8 of
CompuCom Systems, Inc. of our report dated July 31, 1995 relating to the statements of net assets available for benefits of the CompuCom Systems, Inc. 401(k) Matched Savings Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental schedules, which report appears in the December 31, 1994 annual report on Form 11-K of the CompuCom Systems, Inc. 401(k) Matched Savings Plan filed by CompuCom Systems, Inc.



                                                    KPMG Peat Marwick LLP


Dallas, Texas
August 24, 1995